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                                        EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Prospectus
Supplement constituting part of this Post-Effective Amendment
No. 2 to the Registration Statements on Form S-1
(Nos. 333-83011, 333-83015, and 333-83017) of our
reports dated January 28, 2000 relating to the statement of financial condition of Series D, Series E, and Series F of World Monitor Trust II, and our report dated February 18, 2000 related to the statement of financial condition of Prudential
Securities Futures Management, Inc., which appear in the Prospectus Supplement. We also consent to the reference to our firm under the heading "Experts" in the related Prospectus.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

New York, New York
June 2, 2000